Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Three Months Ended March 31,
	2008	2007

Railway operating revenues:
Coal	$662	$557
General merchandise	1,352	1,228
Intermodal	486	462
Total railway operating revenues	2,500	2,247

Railway operating expenses:
Compensation and benefits	705	681
Purchased services and rents	375	384
Fuel	404	248
Depreciation	198	192
Materials and other	240	214
Total railway operating expenses	1,922	1,719

Income from railway operations	578	528

Other income - net	7	7
Interest expense on debt	109	115

Income before income taxes	476	420

Provision for income taxes:
Current	160	138
Deferred	25	(3)
Total income taxes	185	135

Net income	$291	$285

Earnings per share:
Basic	$0.77	$0.72
Diluted	$0.76	$0.71

Weighted average shares outstanding (millions) (note 1):
Basic	375.7	394.2
Diluted	383.9	402.3

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ millions)

	March 31,	Dec. 31,
	2008	2007

Assets

Current assets:
Cash, cash equivalents and short-term investments	$364	$206
Accounts receivable - net	1,125	942
Materials and supplies	194	176
Deferred income taxes	230	190
Other current assets	123	161
Total current assets	2,036	1,675

Investments	1,937	1,974

Properties less accumulated depreciation	21,697	21,583

Other assets	795	912
Total assets	$26,465	$26,144

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,337	$1,139
Income and other taxes	323	203
Other current liabilities	291	237
Current maturities of long-term debt	276	369
Total current liabilities	2,227	1,948

Long-term debt	6,217	5,999

Other liabilities	1,774	2,039

Deferred income taxes	6,499	6,431
Total liabilities	16,717	16,417

Stockholders' equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 375,755,263 and 379,297,891 shares,
respectively, net of treasury shares	376	380
Additional paid-in capital	1,557	1,466
Accumulated other comprehensive loss	(395)	(399)
Retained income	8,210	8,280

      Total stockholders' equity

	9,748	9,727

      Total liabilities and stockholders' equity

	$26,465	$26,144

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

($ millions)

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net income	$291	$285
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	200	194
Deferred income taxes	25	(3)
Gains on properties and investments	(5)	(6)
Changes in assets and liabilities affecting operations:
Accounts receivable	(37)	1
Materials and supplies	(18)	(10)
Other current assets	30	31
Current liabilities other than debt	75	49
Other - net	43	45
Net cash provided by operating activities	604	586

Cash flows from investing activities:
Property additions	(304)	(236)
Property sales and other transactions	3	36
Investments, including short-term	--	(289)
Investment sales and other transactions	54	233
Net cash used in investing activities	(247)	(256)

Cash flows from financing activities:
Dividends	(109)	(88)
Common stock issued - net	71	41
Purchase and retirement of common stock (note 1)	(276)	(276)
Proceeds from borrowings	525	--
Debt repayments	(410)	(64)

Net cash used in financing activities	(199)	(387)

Net increase (decrease) in cash and cash equivalents	158	(57)

Cash and cash equivalents:
At beginning of year	206	527

At end of period	364	470

Short-term investments at end of period	--	374

Cash, cash equivalents and short-term investments at end of period

	$364	$844

Supplemental disclosures of cash flow information

Cash paid during the period for:
Interest (net of amounts capitalized)	$54	$63
Income taxes (net of refunds)	$7	$8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   STOCK REPURCHASE PROGRAM -

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 so as to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the term of the program was shortened from December 31, 2015 to December 31, 2010.  During the first three months of 2008, NS purchased and retired 5.6 million shares of common stock at a cost of $276 million.  Since inception of this program, NS has purchased and retired 51.0 million shares at a total cost of $2.4 billion.